UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2013

Griffin Capital Essential Asset REIT, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-54377

MD	26-3335705
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2121 Rosecrans Avenue, Suite 3321 El Segundo, CA 90245

(Address of principal executive offices, including zip code)

3104696100

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets

Acquisition of Schlumberger Property

On May 1, 2013, Griffin Capital Essential Asset REIT, Inc. (the “Registrant”) acquired a six-story office facility consisting of approximately 149,700 rentable square feet located in Houston, Texas (the “Schlumberger property”), from an unaffiliated third party. The Schlumberger property is 97% leased to Schlumberger Technology Corporation pursuant to a triple-net lease with a remaining term of approximately 11 years upon the Registrant’s acquisition, expiring in January 2024 (the “Schlumberger lease”). The remaining 3% of the Schlumberger property is leased to a Fitness Center, Citiline Deli and the management office. The Citiline Deli is leased pursuant to a full service gross lease expiring in 2021. The purchase price for the Schlumberger property was $48.75 million, plus closing costs. The purchase price was partially funded with the Facility Draw (described below in Item 8.01). The remaining purchase price, acquisition fees and expenses earned by and paid to the Registrant’s advisor, and third-party closing costs, net, were funded with $28.6 million of proceeds from the Registrant’s public offering.

The Registrant’s advisor earned and was paid $1,218,750 in acquisition fees, plus reimbursement of $243,750 in acquisition expenses in connection with the acquisition of the Schlumberger property.

Schlumberger Technology Corporation, the tenant and primary occupant of the Schlumberger property, supplies geoscience, engineering, drilling, and data management software products and computing services for the oil exploration and production industry. Schlumberger Limited is the world’s largest oilfield services company with operations in over 85 countries and 118,000 employees worldwide and it is the parent company of Schlumberger Holdings, which is an intermediate holding company for Schlumberger Limited’s U.S. operations conducted through Schlumberger Technology Corporation and Smith International Inc. Schlumberger Limited has a market capitalization that is the largest in the industry.

The Schlumberger property is located in Houston, Texas within the Energy Corridor Submarket and has immediate access to I-10 and Houston’s main transportation network. The Schlumberger property is located in close proximity to Schlumberger Limited’s corporate headquarters in the Galleria Submarket of Houston, Texas as well as many other Schlumberger-related facilities. The Schlumberger property is a mission critical financial hub for Schlumberger Technology Corporation. Schlumberger Technology Corporation has leased the Schlumberger property since 2012 and has executed two lease amendments to expand their footprint into virtually the entirety of the Schlumberger property.

Under the Schlumberger lease, as amended, Schlumberger Technology Corporation is responsible for paying its proportionate share of operating costs and real estate taxes. The Schlumberger lease also contains a five percent cap on operating expense increases (excluding taxes, insurance, weather related costs, management fees, costs of any governmental requirements and market-wide labor rate increases). In addition, Schlumberger Technology Corporation is entitled to a refurbishment allowance not to exceed $5.00 per square foot to be applied to a refurbishment of the Schlumberger property between July 2017 and December 2018. The Schlumberger lease has a remaining term of approximately 11 years, with no right of termination, expiring in January 2024. The rent schedule for the remaining term of the lease is as follows:

Month Commencing	Approximate Annual Base Rent (aggregate)	$/Square Foot
Current	$2,964,000	$20.50
February 2015	$3,036,000	$21.00
February 2016	$3,109,000	$21.50
February 2017	$3,181,000	$22.00
February 2018	$3,253,000	$22.50
February 2019	$3,326,000	$23.00
February 2020	$3,398,000	$23.50
February 2021	$3,470,000	$24.00
February 2022	$3,543,000	$24.50
February 2023	$3,615,000	$25.00

The implied initial capitalization rate for the Schlumberger property is approximately 6.26%. The estimated going-in capitalization rate is determined by dividing the projected net operating income for the first fiscal year the Registrant owns the property by the acquisition price (exclusive of closing and offering costs). The net operating income is calculated by totaling the sum of all the revenues from the tenants including base rental revenue, telecom revenue and expense reimbursement revenue then deducting the total of all the property expenses including utilities, insurance, real estate taxes, repairs and maintenance and all property operating expenses. The projected net operating income includes assumptions that may not be indicative of the actual future performance of a property, including the assumption that the tenants will perform its obligations under its lease agreements during the next 12 months.

Griffin Capital Essential Asset REIT Property Management, LLC, an affiliate of the Registrant, will be responsible for managing the Schlumberger property and will be paid management fees in an amount of 3% of the gross monthly revenues collected from the Schlumberger property. Griffin Capital Essential Asset REIT Property Management, LLC has hired an unaffiliated third party to manage the day-to-day operations and will pay such third party a portion of the management fees paid by the Registrant, unless such management fee can be recovered from the tenant.

Item 7.01.	Regulation FD Disclosure

On May 7, 2013, Griffin Capital Corporation, the sponsor of the Registrant, issued a press release disclosing the acquisition of the Schlumberger property which is described in Item 2.01 above. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein solely for purposes of this Item 7.01 disclosure.

Pursuant to the rules and regulations of the Securities and Exchange Commission, the information in this Item 7.01 disclosure, including Exhibit 99.1 and information set forth therein, is deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.

Item 8.01	Other Events

Draw on KeyBank Credit Facility

In connection with the acquisition of the Schlumberger property, the Registrant’s operating partnership, Griffin Capital Essential Asset Operating Partnership, L.P. (the “Operating Partnership”),

made a draw of $20.3 million (the “Facility Draw”) under the $200.0 million credit facility with KeyBank National Association (“KeyBank”) and other syndication partners under which $175.0 million has been committed (the “KeyBank Credit Facility”). The Facility Draw will bear interest at a rate of approximately 3.0%. The total amount drawn pursuant to the KeyBank Credit Facility is now approximately $68.5 million. Pursuant to a joinder agreement by a special purpose entity wholly-owned by the Operating Partnership (the “Property SPE”), in favor of KeyBank as administrative agent, the Schlumberger property now serves as additional collateral under the KeyBank Credit Facility, which security is evidenced by a mortgage on the Schlumberger property, and the Property SPE now serves as an additional borrower.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Schlumberger Purchase Agreement

99.1	Griffin Capital Essential Asset REIT, Inc. Press Release dated May 7, 2013

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin Capital Essential Asset REIT, Inc.

Date: May 7, 2013	By:	/s/ Joseph E. Miller
Joseph E. Miller
Chief Financial Officer